UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2026

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2026, Skye Bioscience, Inc., a Nevada corporation (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Articles”) with the Nevada Secretary of State, to amend Section 1 of Article IV of the Articles to increase the number of authorized shares of common stock, par value $0.001 per share (the “common stock”), of the Company from 100,000,000 to 300,000,000 (the “Charter Amendment”). The Charter Amendment did not result in any changes to the issued and outstanding shares of the common stock, and only affects the number of shares that may be issued by the Company in the future.

As previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2026, the Board of Directors of the Company unanimously approved, and recommended that the stockholders of the Company approve, the Charter Amendment. On May 26, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). At the Annual Meeting, the stockholders of the Company representing a majority of the voting power of the outstanding shares of common stock entitled to vote at the 2026 Annual Meeting approved the Charter Amendment.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2026, the Company held the 2026 Annual Meeting. As of April 2, 2026, the record date for the 2026 Annual Meeting, there were 35,126,884 shares of the Company’s common stock outstanding and entitled to vote at the 2026 Annual Meeting. A total of 23,529,424 shares of common stock were present or represented by proxy at the 2026 Annual Meeting, representing 66.98% of the issued and outstanding shares entitled to vote at the meeting, representing a quorum. The proposals voted upon and the final results of the vote were as follows:

Proposal No. 1: Election of Directors. The stockholders elected each of the six nominees named in the proxy statement for the 2026 Annual Meeting (the “Proxy Statement”) as members of the Board of Directors for a one-year term expiring at the Company’s 2027 annual meeting of stockholders. The results were as follows:

			Broker
Director	For	Withhold	Non-Votes
Paul Grayson	13,194,721	511,577	9,823,126
Deborah Charych	13,293,551	412,747	9,823,126
Punit Dhillon	13,466,198	240,100	9,823,126
Annalisa Jenkins	13,491,428	214,870	9,823,126
Karen Smith	13,036,640	669,658	9,823,126
Andrew J. Schwab	13,408,440	297,858	9,823,126

Proposal No. 2: The ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The selection was ratified by the votes indicated:

For	Against	Abstain
22,802,045	542,634	184,745

Proposal No. 3: The approval of the Charter Amendment. The Charter Amendment was approved by the votes indicated:

For	Against	Abstain
20,594,286	2,875,605	59,533

Proposal No. 4: The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The compensation of the named executive officers was approved, on an advisory basis, by the votes indicated:

For	Against	Abstain	Broker Non-Votes
12,696,055	909,925	100,318	9,823,126

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: May 29, 2026	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer